                         MASTER TECHNOLOGY OWNERSHIP AND
                                LICENSE AGREEMENT

                                     BETWEEN

                                  ADAPTEC, INC.

                                       AND

                                   ROXIO, INC.






                        EFFECTIVE AS OF NOVEMBER___, 2000


                MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS..........................................................................................2
     1.1   ANCILLARY AGREEMENTS................................................................................2
     1.2   ASSIGNED TECHNOLOGY.................................................................................2
     1.3   ASSIGNED TRADEMARKS.................................................................................2
     1.4   CONFIDENTIAL INFORMATION............................................................................2
     1.5   COPYRIGHTS..........................................................................................2
     1.6   DISPUTES............................................................................................2
     1.7   DATABASE RIGHTS.....................................................................................2
     1.8   DISTRIBUTION DATE...................................................................................2
     1.9   ESCROW MATERIALS....................................................................................2
     1.10  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT.........................................................2
     1.11  INTELLECTUAL PROPERTY RIGHTS........................................................................2
     1.12  INVENTION DISCLOSURE................................................................................3
     1.13  LICENSED MATERIALS..................................................................................3
     1.14  LICENSED TECHNOLOGY.................................................................................3
     1.15  LICENSED TRADEMARKS.................................................................................3
     1.16  LISTED COMPANIES....................................................................................3
     1.17  MASTER CONFIDENTIAL DISCLOSURE AGREEMENT............................................................3
     1.18  MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT....................................................3
     1.19  MASTER SEPARATION AND DISTRIBUTION AGREEMENT........................................................3
     1.20  PATENTS.............................................................................................3
     1.21  PERSON..............................................................................................3
     1.22  RESIDUALS...........................................................................................4
     1.23  SELL................................................................................................4
     1.24  SEPARATION DATE.....................................................................................4
     1.25  SOURCE CODE.........................................................................................4
     1.26  SUBSIDIARY..........................................................................................4
     1.27  TECHNOLOGY..........................................................................................4
     1.28  THIRD PARTY.........................................................................................4

ARTICLE 2 OWNERSHIP............................................................................................4
     2.1   OWNERSHIP OF ASSIGNED TECHNOLOGY....................................................................4
     2.2   ASSIGNMENT OF TRADEMARKS............................................................................5
     2.3   PRIOR GRANTS........................................................................................5
     2.4   ASSIGNMENT DISCLAIMER...............................................................................5
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                                                    TABLE OF CONTENTS
                                                       (CONTINUED)
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     2.5   RESIDUALS...........................................................................................5
     2.6   TRANSFER OF ESCROW MATERIALS........................................................................5
     2.7   NO DELIVERY.........................................................................................5

ARTICLE 3 LICENSES AND RIGHTS..................................................................................6
     3.1   LICENSED TECHNOLOGY.................................................................................6
     3.2   LICENSED TRADEMARKS.................................................................................6
     3.3   NO PATENT LICENSES..................................................................................7
     3.4   THIRD PARTY TECHNOLOGY..............................................................................8
     3.5   PERSONAL INFORMATION................................................................................8

ARTICLE 4 CONFIDENTIALITY......................................................................................8

ARTICLE 5 NO TERMINATION.......................................................................................8

ARTICLE 6 DISPUTE RESOLUTION...................................................................................8
     6.1   NEGOTIATION.........................................................................................8
     6.2   PROCEEDINGS.........................................................................................9
     6.3   CONTINUITY OF SERVICE AND PERFORMANCE...............................................................9

ARTICLE 7 LIMITATION OF LIABILITY..............................................................................9

ARTICLE 8 REPRESENTATIONS AND WARRANTIES......................................................................10

ARTICLE 9 MISCELLANEOUS PROVISIONS............................................................................10
     9.1   DISCLAIMER.........................................................................................10
     9.2   NO IMPLIED LICENSES................................................................................10
     9.3   INFRINGEMENT SUITS.................................................................................10
     9.4   NO OTHER OBLIGATIONS...............................................................................10
     9.5   ENTIRE AGREEMENT...................................................................................11
     9.6   CONFLICTING AGREEMENTS.............................................................................11
     9.7   GOVERNING LAW......................................................................................11
     9.8   DESCRIPTIVE HEADINGS...............................................................................11
     9.9   NOTICES............................................................................................11
     9.10  NONASSIGNABILITY...................................................................................12
     9.11  SEVERABILITY.......................................................................................13
     9.12  WAIVER OF BREACH...................................................................................13
     9.13  AMENDMENT AND EXECUTION............................................................................13
     9.14  COUNTERPARTS.......................................................................................13

                                       -ii-

                MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

     This Master Technology Ownership and License Agreement (the "Agreement") is effective as of November___, 2000, (the "Effective Date") between Adaptec, Inc., a Delaware corporation ("Adaptec"), having an office at 691 South Milpitas Boulevard, Milpitas, CA 95035, and Roxio, Inc. ("Roxio"), a Delaware corporation ("Roxio"), having an office at 461 South Milpitas Boulevard, Milpitas, CA 95035.

                                    RECITALS

     WHEREAS, the Boards of Directors of each of Adaptec and Roxio have determined that it is appropriate and desirable for Adaptec to contribute and transfer to Roxio, and for Roxio to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Roxio Business and the stock, investments or similar interests currently held by Adaptec in subsidiaries and other entities that conduct such business (the "Separation");

     WHEREAS, Adaptec has caused Roxio to be incorporated in order to effect the Separation and Adaptec currently owns all of the issued and outstanding capital stock of Roxio;

     WHEREAS, Adaptec and Roxio currently contemplate that, following the contribution and assumption of assets and liabilities, Roxio will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO Registration Statement"), that will reduce Adaptec's ownership of the issued and outstanding capital stock of Roxio to not less than 80.1%;

     WHEREAS, Adaptec currently contemplates that, several months following the IPO, Adaptec will distribute to the holders of its common stock, $ 0.01 par value, by means of a pro rata distribution, all of the shares of Roxio common stock owned by Adaptec (the "Distribution");

     WHEREAS, Adaptec and Roxio intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

     WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Roxio Business.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

     1.1 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.2 ASSIGNED TECHNOLOGY. "Assigned Technology" means all Technology listed on Schedule A and the Escrow Materials.

     1.3 ASSIGNED TRADEMARKS. "Assigned Trademarks" means the United States trademarks and the registrations thereof listed on Schedule A.

     1.4 CONFIDENTIAL INFORMATION. "Confidential Information" has the meaning set forth in the Master Confidential Disclosure Agreement.

     1.5 COPYRIGHTS. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

     1.6 DISPUTES. "Disputes" has the meaning set forth in the Master Separation and Distribution Agreement.

     1.7 DATABASE RIGHTS. "Database Rights" means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

     1.8 DISTRIBUTION DATE. "Distribution Date" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.9 ESCROW MATERIALS. "Escrow Materials" means the materials listed on Schedule C.

     1.10 GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT. "General Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement between the parties.

     1.11 INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" means Copyrights, Database Rights, trade secrets and any other intellectual property right, but expressly

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does not include (i) any trademark, trade name, trade dress or service mark, or applications for registration thereof or (ii) any Patents or applications therefor, including any of the foregoing that may be based on Invention Disclosures that are covered by the Master Patent Ownership and License Agreement between the parties, but does include trade secret rights in and to inventions disclosed in such Patent applications and Invention Disclosures.

     1.12 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records.

     1.13 LICENSED MATERIALS. "Licensed Materials" means the materials listed on Schedule F.

     1.14 LICENSED TECHNOLOGY. "Licensed Technology" means the Technology listed on Schedule B.

     1.15 LICENSED TRADEMARKS. "Licensed Trademarks" means the United States trademarks and the registrations thereof listed on Schedule G.

     1.16 LISTED COMPANIES. "Listed Companies" means those companies listed on Schedule H.

     1.17 MASTER CONFIDENTIAL DISCLOSURE AGREEMENT. "Master Confidential Disclosure Agreement" means the Master Confidential Disclosure Agreement between Adaptec and Roxio.

     1.18 MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT. "Master Patent Ownership and Assignment Agreement" means the Master Patent Ownership and Assignment Agreement between Adaptec and Roxio.

     1.19 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" means the Master Separation and Distribution Agreement between Adaptec and Roxio.

     1.20 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

     1.21 PERSON. "Person" has the meaning set forth in the Master Separation and Distribution Agreement.

     1.22 RESIDUALS. "Residuals" means information retained in the unaided memory of an individual who has had access to Confidential Information without conscious attempt by such individual to memorize such information.

     1.23 SELL. "Sell" a product means to sell, transfer, lease or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

     1.24 SEPARATION DATE. "Separation Date" has the meaning set forth in the Master Separation and Distribution Agreement.

     1.25 SOURCE CODE. "Source Code" means the Licensed Technology software, and/or derivatives thereof, in human readable source code format.

     1.26 SUBSIDIARY. "Subsidiary" has the meaning set forth in the Master Separation and Distribution Agreement.

     1.27 TECHNOLOGY. "Technology" means technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like.

     1.28 THIRD PARTY. "Third Party" means a Person other than Adaptec and its Subsidiaries and Roxio and its Subsidiaries.

                                    ARTICLE 2

                                    OWNERSHIP

     2.1 OWNERSHIP OF ASSIGNED TECHNOLOGY. Adaptec hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Roxio, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Technology (and its Intellectual Property Rights therein), to be held and enjoyed by Roxio, its successors and assigns. Adaptec further covenants that Adaptec will, without demanding any further consideration therefor, at the request and expense of Roxio (except for the value of the time of Adaptec employees), do (and cause its Subsidiaries to
do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Roxio's rights to such Assigned Technology consistent with Adaptec's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Roxio for each Copyright or Database Right jurisdiction.

     2.2 ASSIGNMENT OF TRADEMARKS. Adaptec hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Roxio, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Trademarks, together with the goodwill of the business symbolized by the Assigned Trademarks.

     2.3 PRIOR GRANTS. Roxio acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by or to Adaptec or its Subsidiaries with respect to the Assigned Technology and Assigned Trademarks prior to the Separation Date. Adaptec shall respond to reasonable inquiries from Roxio regarding any such prior grants.

     2.4 ASSIGNMENT DISCLAIMER. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. FURTHER, THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY SHALL HAVE ANY OBLIGATION UNDER THIS AGREEMENT TO MAINTAIN OR SUPPORT ANY OF THE ASSIGNED TECHNOLOGY OR TO PROVIDE ANY UPGRADES OR ENHANCEMENTS THERETO TO THE OTHER PARTY.

     2.5 RESIDUALS. Notwithstanding any other provision of this Agreement, each party (the "Receiving Party") shall be free, and the other party (the "Disclosing Party") hereby grants to the Receiving Party, except as otherwise provided in this Section 2.5, the right to use for any purpose the Residuals resulting from access to or work with the Confidential Information of the Disclosing Party. The Receiving Party shall have no obligation to pay royalties for any use of Residuals. However, this Section 2.5 does not grant the Receiving Party any rights under any patents or copyrights of the Disclosing Party. The preceding sentence shall not operate to relieve the Receiving Party from paying royalties to the Disclosing Party under any future patent or copyright license between them.

     2.6 TRANSFER OF ESCROW MATERIALS. As of the Effective Date, Roxio shall have opened a technology escrow account substantially similar to the Adaptec technology escrow account in which the Escrow Materials were stored up to the Effective Date. Upon execution of this Agreement, Adaptec shall authorize its escrow agent to transfer the Escrow Materials from Adaptec's technology escrow account to Roxio's technology escrow account.

     2.7 NO DELIVERY. Roxio acknowledges that, except as expressly provided in Sections 2.1, 2.2 and 2.6 above, Adaptec has no obligation to deliver to Roxio any materials or information, including without limitation any materials or technical information relating to Assigned Technology or Assigned Trademarks. Notwithstanding the foregoing sentence if, after the Separation Date, it is found that the Assigned Technology, Licensed Technology and the Licensed Materials do not include certain Technology used before the Separation Date and intended for use by Roxio in the day to day conduct of its business as contemplated in this Agreement or in the Ancillary Agreements, and such Technology is not otherwise provided to Roxio under the Ancillary Agreements, Adaptec will provide Roxio such Technology under the assignments and licenses granted in this Agreement to the extent it is able to do so, but only to the extent such Technology is reasonably necessary for Roxio to accomplish such day to day operation of its business. Such Technology will be provided after good faith discussion of the subject between Adaptec and Roxio.

                                    ARTICLE 3

                               LICENSES AND RIGHTS

     3.1 LICENSED TECHNOLOGY. On the Effective Date, Adaptec shall make available to Roxio one (1) copy of the Licensed Materials. Adaptec hereby grants to Roxio under its rights to the Licensed Technology, a perpetual, worldwide, fully paid up, non-exclusive license, including the right to grant sublicenses, to use, reproduce, perform, display and distribute the Licensed Technology, create derivative works of the Licensed Technology and reproduce, perform, display and distribute such derivative works. Notwithstanding the foregoing, Roxio agrees to the confidentiality provisions in Schedule D, and Roxio shall distribute the Licensed Technology or derivatives thereof in Source Code form only pursuant to a Source Code license containing confidentiality provisions at least as protective as those set forth in Schedule E. Adaptec agrees that, for a period of two years following the Separation Date, it shall not grant to any of the Listed Companies any licenses to the Licensed Technology.

     3.2 LICENSED TRADEMARKS. Adaptec hereby grants to Roxio under its rights in the Licensed Trademarks a non-assignable, non-transferable, worldwide, non-exclusive, royalty-free license, without the right to grant sublicenses, to use the Licensed Trademarks in connection with the promotion, marketing and distribution of Roxio's products for a period of two (2) years following the Separation Date, subject to the terms and conditions hereof.

         (a) OWNERSHIP. As between Adaptec and Roxio, Roxio acknowledges and agrees that Adaptec is the sole owner of all right, title, and interest in and to the Licensed Trademarks and all goodwill associated therewith, including but not limited to the goodwill associated with Roxio's use of the Licensed Trademarks. Roxio shall not (a) challenge Adaptec's ownership or use of the Licensed Trademarks; (b) attempt to register any Licensed Trademarks or any marks confusingly similar thereto in any jurisdiction in the world; (c) alter or add to any Licensed Trademarks; or (d) incorporate any Licensed Trademarks into Roxio's trademarks, product names, service marks, company names, domain names, or any other similar designations. If, at any time, Roxio acquires any rights in, or trademark or service mark registrations or applications for, any Licensed Trademarks by operation of law or otherwise, Roxio will immediately upon request from Adaptec and at no expense to Adaptec assign such rights, registrations or applications to Adaptec, along with any and all associated goodwill.

         (b) QUALITY CONTROL. Roxio acknowledges that the Licensed Trademarks represent the goodwill that Adaptec has earned for itself and are well recognized in the minds of the public, and that it is of great importance to each party that, in the promotion, marketing and distribution of Roxio's products, the high standards and reputation established by Adaptec be maintained at all times. Accordingly, Roxio products, advertising material and promotional material containing or depicting the Licensed Trademarks on and after the Separation Date shall be of quality at least as high as that of Roxio products prior to the Separation Date.

         (c) PRIOR APPROVAL. All products, advertising material and promotional material containing or depicting any of the Licensed Trademarks shall be subject to Adaptec's prior written approval. Prior to promoting, marketing or distributing such a product or using such material, Roxio shall submit a sample of such product or material for Adaptec's review and approval. Adaptec shall have a period of ten (10) days from its receipt of such material within which to review such material. If Adaptec does not notify Roxio of Adaptec's disapproval within such ten (10) day period, such product or material shall be deemed approved. If Adaptec provides Roxio with notice of disapproval, Roxio shall promptly remove the Licensed Trademarks from the disapproved products or materials.

         (d) TERMINATION. Except as otherwise provided in this Section 3.2(d), if Roxio breaches any of its obligations under Section 3.2, Adaptec may terminate the license granted to Roxio under Section 3.2 upon thirty (30) days notice to Roxio of such breach if such breach is not completely cured within such thirty (30) day period. Notwithstanding the foregoing, Adaptec may terminate the license granted to Roxio under Section 3.2 immediately upon notice to Roxio without any right to cure if any of the following events occurs: (i) Roxio merges or consolidates with or into any other corporation, or directly or indirectly sells or otherwise transfers, sells or disposes of all or a substantial portion of its business or assets; (ii) ceases or threatens to cease to carry on its business or any substantial part thereof, or becomes insolvent or unable to pay or discharge its liabilities in the ordinary course of business; or (iii) if Roxio assigns the whole or any substantial part of its assets or undertakings for the benefit of creditors. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charges with taking over custody of Roxio's assets or business shall have any right to continue the performance or rights of Roxio under this Agreement.

     3.3 NO PATENT LICENSES. Nothing contained in this Agreement shall be construed as conferring to either party by implication, estoppel or otherwise any license or right under any Patent or applications therefor, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued Patent. The applicable licenses granted by Adaptec to Roxio with respect to Patents are set forth in a separate Master Patent Ownership and License Agreement.

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

     3.4 THIRD PARTY TECHNOLOGY. The assignment of any applicable license agreements with respect to Third Party Technology are set forth in the General Assignment and Assumption Agreement.

     3.5 PERSONAL INFORMATION. Unless different terms of use are agreed to by the applicable individuals, to the extent any databases within the Assigned Technology include personal data of any individuals, Roxio covenants to use such personal data only in the same manner as it was used by Adaptec prior to assignment hereunder.

                                    ARTICLE 4

                                 CONFIDENTIALITY

     The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information which is the subject matter of this Agreement.

                                    ARTICLE 5

                                 NO TERMINATION

     Each party acknowledges and agrees that its remedy for breach by the other party of any provision hereof shall be, subject to the requirements of Article 6, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of this Agreement. For the avoidance of doubt, the parties intend that this Agreement continue in perpetuity.

                                    ARTICLE 6

                               DISPUTE RESOLUTION

     Resolution of any and all Disputes arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of this Article 6.

     6.1 NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Adaptec and Roxio. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice of a Dispute is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this Section 6.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in
Section 6.2, neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

     6.2 PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to Section 6.1, while such court action is pending.

     6.3 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 6 with respect to all matters not subject to such dispute, controversy or claim.

                                    ARTICLE 7

                             LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

     Each party represent and warrants that as of the Effective Date it has the full legal right, power and authority to enter into and perform this Agreement.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL TECHNOLOGY, TRADEMARKS AND ANY OTHER INFORMATION OR MATERIALS PROVIDED HEREUNDER IS PROVIDED ON AN "AS IS" BASIS, AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

     9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Assigned Technology and the Licensed Technology. Neither party is required hereunder to furnish or disclose to the other any technical or other information, except as specifically provided herein.

     9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Copyrights or Database Rights or misappropriation of any trade secret rights in or to any Technology licensed to the other party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such rights or which claims that any Technology assigned or licensed to the other party hereunder infringes any Patent, Copyright, Database Right or other intellectual property right of any Third Party or constitutes a misappropriated trade secret of any Third Party. Adaptec shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights or Database Rights in or to the Assigned Technology.

     9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE

RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated under this Agreement to provide any technical assistance.

     9.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear on any portion of the Assigned Technology or the Licensed Technology.

     9.6 CONFLICTING AGREEMENTS. In the event of a conflict between this Agreement and the Master Separation and Distribution Agreement or any Ancillary Agreement executed in connection herewith, the provisions of this Agreement shall prevail.

     9.7 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 6 above.

     9.8 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     9.9 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with electronic receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

     If to Adaptec, Inc.:
     --------------------

             Adaptec, Inc.

             691 S. Milpitas Blvd.
             Milpitas, CA 95035
             Attention:  Vice President and General Counsel
             Facsimile No.:  (408) 957-7137

     with a copy to:

             Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
             Palo Alto, CA 94304-1050
             Attention:  Henry P. Massey, Jr.
             Facsimile No.:  650-493-6811

     If to Roxio, Inc.:
     -----------------

             Roxio, Inc.
             461 South Milpitas Blvd.
             Milpitas, CA 95035
             Attention:  [             ]
             Facsimile No.:  [                 ]

     with a copy to:

             Gray Cary Ware & Freidenrich LLP
             400 Capitol Mall, Suite 2400
             Sacramento, CA 95814
             Attention:  Kevin A. Coyle
             Facsimile No.:  916-930-3201

Adaptec and Roxio may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this Section 9.8.

     9.10 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign this Agreement to (i) an entity that succeeds to all or substantially all of the business or assets of such party, or (ii) an entity involved in a merger, acquisition or other corporate reorganization in which such party is a constituent corporation, as long as such entity agrees to accept all of the terms set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     9.11 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

     9.12 WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall be made only in a writing signed by the party making such waiver, and shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

     9.13 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Adaptec and Roxio by their respective duly authorized officers or representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

     9.14 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     WHEREFORE, the parties have signed this Master Technology Ownership and License Agreement effective as of the date first set forth above.

ADAPTEC, INC.                                ROXIO, INC.

By:________________________________          By:________________________________

Name:______________________________          Name:______________________________

Title:_____________________________          Title:_____________________________

                                    SCHEDULE A

                    ASSIGNED TECHNOLOGY AND ASSIGNED TRADEMARKS

                                    SCHEDULE B

                                LICENSED TECHNOLOGY

                                    SCHEDULE C

                                 ESCROW MATERIALS

                                    SCHEDULE D

                         ROXIO CONFIDENTIALITY PROVISIONS

     1. Confidentiality

         (a) Roxio acknowledges and agrees that all Source Code constitutes the confidential and proprietary trade secrets of Adaptec, and that Roxio's protection thereof is essential to this Agreement and a condition of Roxio's use and possession of the Source Code. Roxio shall retain in strict confidence any and all Source Code and use such Source Code only as authorized herein.

         (b) Roxio shall be relieved of this obligation of confidentiality to the extent any Source Code:

             (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of Roxio;

             (ii) Roxio can prove was known to Roxio, without restriction, at the time of disclosure as shown by the files of Roxio in existence at the time of disclosure;

             (iii) is disclosed by Roxio with the prior written approval of Adaptec;

             (iv) Roxio can prove was independently developed by Roxio without any use of the Source Code and by employees or other agents of (or independent contractors hired by) Roxio who have not had access to any Source Code; or

             (v) becomes known to Roxio, without restriction, from a source other than Adaptec without breach of this Agreement by Roxio and otherwise not in violation of Adaptec's rights.

         (c) Roxio shall not under any circumstances copy, duplicate or otherwise reproduce the Source Code in any manner other than to read the machine-readable Source Code into computer memory for the purposes authorized herein. Roxio is granted the right to make one (1) archival or backup copy of the machine-readable Source Code, which shall be marked as an archival copy and as the confidential and proprietary property of Adaptec to which access is restricted, and such copy shall not be permitted off Roxio's business premises.

         (d) Roxio agrees that it will under no circumstances distribute or in any way disseminate the information or ideas contained in the Source Code or other Source Code to third parties except as expressly provided in and subject to the confidentiality restrictions of this Agreement. This prohibition includes subsidiaries and affiliates of Roxio.

         (e) Roxio agrees to use the Source Code under carefully controlled conditions for the above purposes, and to inform all employees who are given access to the Source Code by Roxio that such materials are confidential trade secrets of Adaptec licensed to Roxio as such. Roxio agrees to use reasonable care in selecting its personnel allowed to work with such trade secret or proprietary information. Roxio agrees that it will inform each employee working with or having access to such information that Roxio is prohibited from transferring, subleasing, licensing, sublicensing, selling, assigning, distributing or giving such confidential trade secret information to any third party outside of Roxio's company without the express prior written authority of Adaptec. Roxio shall be fully responsible for the conduct of all its employees, agents and representatives who may in any way breach this Agreement.

         (f) Without limiting the foregoing, Roxio, prior to any individual's access to any Source Code, shall promptly notify Adaptec in writing of the identity and status at Roxio of each such individual, and Roxio shall enter into a confidentiality agreement with each such individual which (i) incorporates the Source Code protections and restrictions set forth herein; (ii) provides that the individual's obligations with respect to the Source Code shall continue after termination of the individual's employment or other relationship with Roxio; and (iii) provides that Adaptec is a direct and intended beneficiary of the agreement and entitled to enforce it directly against the individual. A copy of the individual's executed agreement shall be furnished to Adaptec prior to allowing that individual access to any Source Code. Nothing in this Section shall be construed to permit access to the Source Code by anyone other than Roxio's employees.

         (g) Roxio agrees to notify Adaptec promptly in the event of any breach of its security under conditions in which it would appear that the trade secrets represented by the Source Code were prejudiced or exposed to loss. Roxio shall, upon request of Adaptec, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of Roxio by virtue of this Agreement. The cost of taking such steps shall be borne solely by Roxio.

         (h) Roxio acknowledges that any breach of any of its obligations with respect to confidentiality or use of Source Code hereunder is likely to cause or threaten irreparable harm to Adaptec, and, accordingly, Roxio agrees that in such event Adaptec shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

                                    SCHEDULE E

                 SOURCE CODE SUBLICENSE CONFIDENTIALITY PROVISIONS

     ROXIO SHALL DISTRIBUTE LICENSED TECHNOLOGY IN SOURCE CODE FORM TO A THIRD PARTY ("LICENSEE") ONLY PURSUANT TO A SOURCE CODE LICENSE CONTAINING CONFIDENTIALITY PROVISIONS AT LEAST AS PROTECTIVE AS THE FOLLOWING:

     1. Confidentiality

         (a) Licensee acknowledges and agrees that all Source Code constitutes the confidential and proprietary trade secrets of Roxio and its licensors, and that Licensee's protection thereof is essential to this Agreement and a condition of Licensee's use and possession of the Source Code. Licensee shall retain in strict confidence any and all Source Code and use such Source Code only as authorized herein.

         (b) Licensee shall be relieved of this obligation of confidentiality to the extent any Source Code:

             (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of Licensee;

             (ii) Licensee can prove was known to Licensee, without restriction, at the time of disclosure as shown by the files of Licensee in existence at the time of disclosure;

             (iii) Licensee can prove was independently developed by Licensee without any use of the Source Code and by employees or other agents of (or independent contractors hired by) Licensee who have not had access to any Source Code; or

             (iv) becomes known to Licensee, without restriction, from a source other than Roxio without breach of this Agreement by Licensee and otherwise not in violation of Roxio's rights.

         (c) Licensee shall not under any circumstances copy, duplicate or otherwise reproduce the Source Code in any manner other than to read the machine-readable Source Code into computer memory for the purposes authorized herein. Licensee is granted the right to make one (1) archival or backup copy of the machine-readable Source Code, which shall be marked as an archival copy and as the confidential and proprietary property of Roxio to which access is restricted, and such copy shall not be permitted off Licensee's business premises.

         (d) Licensee agrees that it will under no circumstances distribute or in any way disseminate the information or ideas contained in the Source Code or other Source Code to third parties without the prior express written permission of Roxio. Licensee understands that this Agreement does not give Licensee any right to market, sublicense, distribute or in any other manner make the Source Code, or object code or other versions thereof, available to third parties. This prohibition includes subsidiaries and affiliates of Licensee.

         (e) Licensee agrees to use the Source Code under carefully controlled conditions for the above purposes, and to inform all employees who are given access to the Source Code by Licensee that such materials are confidential trade secrets of Roxio licensed to Licensee as such. Licensee agrees to use reasonable care in selecting its personnel allowed to work with such trade secret or proprietary information. Licensee agrees that it will inform each employee working with or having access to such information that Licensee is prohibited from transferring, subleasing, licensing, sublicensing, selling, assigning, distributing or giving such confidential trade secret information to any third party outside of Licensee's company without the express prior written authority of Roxio. Licensee shall be fully responsible for the conduct of all its employees, agents and representatives who may in any way breach this Agreement.

         (f) Without limiting the foregoing, Licensee, prior to any individual's access to any Source Code, shall promptly notify Roxio in writing of the identity and status at Licensee of each such individual, and Licensee shall enter into a confidentiality agreement with each such individual which (i) incorporates the Source Code protections and restrictions set forth herein; (ii) provides that the individual's obligations with respect to the Source Code shall continue after termination of the individual's employment or other relationship with Licensee; and (iii) provides that Roxio is a direct and intended beneficiary of the agreement and entitled to enforce it directly against the individual. A copy of the individual's executed agreement shall be furnished to Roxio prior to allowing that individual access to any Source Code. Nothing in this Section shall be construed to permit access to the Source Code by anyone other than Licensee's employees.

         (g) Licensee agrees to notify Roxio promptly in the event of any breach of its security under conditions in which it would appear that the trade secrets represented by the Source Code were prejudiced or exposed to loss. Licensee shall, upon request of Roxio, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of Licensee by virtue of this Agreement. The cost of taking such steps shall be borne solely by Licensee.

         (h) Licensee acknowledges that any breach of any of its obligations with respect to confidentiality or use of Source Code hereunder is likely to cause or threaten irreparable harm to Roxio, and, accordingly, Licensee agrees that in such event Roxio shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

             (i) Licensee acknowledges that Adaptec is a direct and intended third party beneficiary of this Agreement and is entitled to enforce this Agreement directly against Licensee.

                                    SCHEDULE F

                                LICENSED MATERIALS

                                    SCHEDULE G

                                LICENSED TRADEMARKS

                                    SCHEDULE H

                                 LISTED COMPANIES